EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, Registration Numbers 333-97583 and 333-67212, of SCI Engineered Materials, Inc. of our report dated March 5, 2008, relating to the financial statements which appear in the Company’s Form 10-KSB for the year ended December 31, 2007.

By:	/s/ Maloney + Novotny LLC
Maloney + Novotny LLC

North Canton, Ohio

March 7, 2008